UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

Group Nine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39905	85-3841363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

568 Broadway Floor 10 New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

(646) 786-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	GNACU	The Nasdaq Capital Market LLC
Class A common stock, par value $0.0001 per share	GNAC	The Nasdaq Capital Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GNACW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of March 8, 2021, pursuant to the bylaws of Group Nine Acquisition Corp. (the “Company”), the board of directors of the Company (the “Board”) voted to expand the size of the Board from four to six and elected Jeffrey Zucker and Melinda Mount to the Board. Ms. Mount will serve as a director until the first annual meeting of stockholders and Mr. Zucker will serve as a director until the second annual meeting of stockholders.

Mr. Zucker and Ms. Mount were determined by the Board to be “independent” as defined in the applicable rules of The Nasdaq Capital Market (“NASDAQ”) and the Securities and Exchange Commission. Ms. Mount has been appointed to serve as a member of the audit committee.

On March 8, 2021, the Company transferred 25,000 shares of the Company’s Class B common stock, $0.0001 par value per share, to each of Mr. Zucker and Ms. Mount.

In connection with their respective appointments to the Board, each of Mr. Zucker and Ms. Mount will enter into a joinder to the letter agreement on substantially the same terms as previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on January 20, 2021 and is incorporated herein by reference. Additionally Mr. Zucker and Ms. Mount will enter into the Company’s standard indemnity agreement.

Other than the foregoing, there are no arrangements or understandings between each of Mr. Zucker or Ms. Mount and any other persons pursuant to which Mr. Zucker or Ms. Mount were appointed as a director of the Company. In addition, there are no family relationships between Mr. Zucker or Ms. Mount and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Zucker or Ms. Mount had or will have a direct or material interest, and there are currently no such proposed transactions.

Item 8.01 Other Events.

On March 8, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the shares of Class A common stock and warrants included in the units commencing on March 8, 2021. Those units not separated will continue to trade on the NASDAQ under the symbol “GNACU,” and each of the shares of Class A common stock and warrants that are separated will trade on the NYSE under the symbols “GNAC” and “GNACW,” respectively.

On March 9, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the appointment of Mr. Zucker and Ms. Mount to the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated March 8, 2021
99.2	Press Release dated March 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group Nine Acquisition Corp.

Date: March 10, 2021	By:	/s/ Sean Macnew
	Name:	Sean Macnew
	Title:	Chief Financial Officer